UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2017
Patheon N.V.
(Exact name of registrant as specified in its charter)
The Netherlands
(State or other jurisdiction of incorporation)

001-37837	98-1153534
(Commission File Number)	(IRS Employer Identification No.)

Evert van de Beekstraat 104
1118 CN Amsterdam Schiphol
The Netherlands	N.A.
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: +31 (0)20 622 3243
N.A.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(See General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07
Submission of Matters to a Vote of Security Holders.
The following matters were voted upon and adopted at the 2017 Annual Meeting of Shareholders of Patheon N.V. (the "Company") held on March 7, 2017:
1.Appointment of the following persons as directors of our Board:

	Nominee	For	Against	Abstain	Broker Non-Votes
(1a)	James C. Mullen	134,850,968	6,398,027	37,875	503,364

(1b)	Stephan B. Tanda	134,321,524	6,927,471	37,875	503,364

(1c)	Jeffrey P. McMullen	130,706,987	10,541,923	37,960	503,364

(1d)	Gary P. Pisano	134,469,958	6,778,941	37,971	503,364

(1e)	Charles I. Cogut	133,994,909	7,254,001	37,960	503,364
2.    Approval, by non-binding vote, of the compensation of the Company's named executive officers.

For	136,604,794
Against	4,646,141
Abstain	35,935
Broker Non-Votes	503,364
3.    Approval, by non-binding vote, of the frequency of the advisory vote on executive compensation.

1 year	141,050,520
2 years	5,726
3 years	195,012
Abstain	35,612
Broker Non-Votes	503,364
4.    Approval of the adoption of the financial statements for the fiscal year 2016.

For	141,550,260
Against	300
Abstain	239,674
Broker Non-Votes	0
5.    Discharge from liability of the members of our Board of Directors in respect of the exercise of their duties for the fiscal year 2016.

For	141,211,975
Against	37,323
Abstain	37,572
Broker Non-Votes	503,364

6.    Appointment of Ernst & Young LLP as the Company's independent registered public accounting firm and our statutory auditor for the fiscal year ending October 31, 2017.

For	141,733,371
Against	21,516
Abstain	35,347
Broker Non-Votes	0
7.    Re-authorization of our Board of Directors to acquire shares in the Company's own capital until September 7, 2018.

For	127,548,666
Against	14,221,795
Abstain	19,773
Broker Non-Votes	0
8.    Re-authorization of our Board of Directors to grant or issue (rights to acquire) shares until March 7, 2022.

For	129,168,278
Against	12,604,679
Abstain	17,277
Broker Non-Votes	0
9.    Re-authorization of our Board of Directors to limit or exclude preemptive rights in respect of a grant or issue of (rights to acquire) shares.

For	128,950,523
Against	12,335,456
Abstain	891
Broker Non-Votes	503,364
10.    Authorization of an amendment to the Company's 2016 Omnibus Incentive Plan.

For	131,111,408
Against	10,139,069
Abstain	36,393
Broker Non-Votes	503,364

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHEON N.V.

Date: March 9, 2017	By: /s/ Eric Sherbet
Name: Eric Sherbet Title: General Counsel and Secretary

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